Exhibit 99.1

KNIGHT CAPITAL GROUP COMPLETES SALE OF MINORITY EQUITY INTEREST IN DIRECT EDGE ECN TO GOLDMAN SACHS; CITADEL DERIVATIVES GROUP INCREASES ITS INTEREST IN DIRECT EDGE

Goldman’s purchase and Citadel’s increased interest reduces Knight’s ownership stake to less than 50 percent

Direct Edge no longer a consolidated subsidiary within Knight’s financial results

JERSEY CITY, New Jersey (October 2, 2007) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced that The Goldman Sachs Group, Inc. completed the purchase of a minority equity interest in Direct Edge ECN. In addition, Citadel Derivatives Group LLC, an affiliate of Citadel Investment Group, L.L.C., increased its minority ownership interest. Financial terms of the transactions were not disclosed.

“Knight is pleased to formally welcome Goldman Sachs as an owner in Direct Edge along with Citadel,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Capital Group. “Direct Edge now has a strong trio of industry leaders focused on developing a vibrant, low-cost alternative trade destination. In addition to our collective support, Direct Edge already is benefiting from the experienced direction of CEO Bill O’Brien, who joined in July. Together, we look forward to further growing Direct Edge as a robust market venue.”

Knight announced the agreement with Goldman Sachs to purchase a minority equity interest in Direct Edge in a press release dated August 13, 2007. Both the Goldman Sachs and Citadel transactions were completed at the close of business on September 28, 2007.

As a result of the transactions, Knight Capital Group’s ownership interest in Direct Edge is now less than 50 percent. As of the close of business September 28, 2007, Direct Edge is no longer a consolidated subsidiary of Knight for financial reporting purposes.

Direct Edge entered the market in October 2005 and in September 2007 averaged volume of approximately 360 million shares per day.

About Citadel Investment Group, L.L.C.

Citadel is one of the world’s leading financial institutions focused on alternative asset management strategies. The Citadel group of companies employ over 1,000 professionals at headquarters in Chicago and across its offices around the world, including New York, San Francisco, London, Hong Kong and Tokyo.

Citadel Derivatives Group LLC is an affiliate of Citadel Investment Group, L.L.C. and is one of the leading market-makers in equities and listed options in the United States.

About Goldman Sachs

Goldman Sachs is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high net worth individuals. Founded in 1869, it is one of the oldest and largest investment banking firms. The firm is headquartered in New York and maintains offices in London, Frankfurt, Tokyo, Hong Kong and other major financial centers around the world. To learn more about Goldman Sachs, please visit www.gs.com.

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides voice and electronic access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients, and asset management for institutions and private clients. Our Global Markets business offers superior execution quality through natural liquidity, capital facilitation and trading technology, with comprehensive products and services that support the capital formation process. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets. More information about Knight can be found at www.knight.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Corporate Communications	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com